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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (Nos. 333-132595 and 333-143304) on Form S-8 and Registration Statements (Nos. 333-138003, 333-126167 and 333-129979) on Form S-3 of Cano Petroleum, Inc. of our reports dated September 7, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Cano Petroleum, Inc. for the year ended June 30, 2007.

/s/ Hein & Associates LLP
Dallas, Texas
September 7, 2007

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Consent of Independent Registered Public Accounting Firm